CONTACT:	FOR IMMEDIATE RELEASE
John K. Schmidt	October 17, 2012
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. DECLARES CASH DIVIDEND

DUBUQUE, Iowa, October 17, 2012 - Heartland Financial USA, Inc. (NASDAQ: HTLF), announced that its board of directors has approved a regular quarterly cash dividend of $0.10 per share on the company's common stock payable on December 7, 2012, to stockholders of record at the close of business on November 23, 2012. At September 30, 2012, there were 16,505,241 common shares outstanding listed on the NASDAQ Market under the symbol HTLF.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a $4.4 billion diversified financial services company providing commercial and retail banking, residential mortgage, wealth management, investment services, insurance and consumer finance services. Heartland currently has 65 banking locations in 43 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota as well as mortgage loan production offices in California, Nevada, Texas, Wyoming, North Dakota and Idaho. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

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